                        PRECEPT BUSINESS SERVICES, INC.
                      1909 WOODALL RODGERS FWY, SUITE 500
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 11, 1998

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Precept Business Services, Inc. (the "Company") will be held at CityPlace, 2711 North Haskell Avenue, Dallas, Texas 75204 on November 11, 1998 at 10:00 a.m., local time, for the following purposes:

        (1) To elect three directors to hold office for a three year term and until their respective successors shall have been duly elected and qualified;

        (2) To approve an amendment to the Company's Restated and Amended Articles of Incorporation to effect a one-for-seven reverse stock split of the Company's Common Stock (both Class A and Class B).

        (3) To approve an amendment to the Company's Restated and Amended Articles of Incorporation to provide that any action which, under the provisions of the Texas Business Corporation Act, would otherwise require the affirmative vote of the holders of any specified portion of the shares of the Company, will instead require the approval of the holders of shares representing a MAJORITY of the votes entitled to be cast thereon.

        (4) To consider and ratify the selection of the Company's independent auditors.

        (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on October 8, 1998 as the record date (the "Record Date") for determining holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof (the "Annual Meeting"). For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company, 1909 Woodall Rodgers Fwy., Suite 500, Dallas, Texas 75201.

    Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    ALL HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                          By Order of the Board of Directors,
                                          DAVID L. NEELY
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

Dallas, Texas
October 25, 1998

                        PRECEPT BUSINESS SERVICES, INC.
                      1909 WOODALL RODGERS FWY., SUITE 500
                              DALLAS, TEXAS 75201

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 11, 1998

    This Proxy Statement is being first mailed on or about October 25, 1998 to shareholders of Precept Business Services, Inc. ("Precept" or the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at CityPlace, 2711 North Haskell Avenue, Dallas, Texas 75204, on November 11, 1998 at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

    The purpose of the Meeting is to consider and vote upon (i) the election of three directors to hold office for a three year term and until their respective successors shall have been duly elected and qualified; (ii) an amendment to the Company's current Restated and Amended Articles of Incorporation (the "Articles") to effect a one-for-seven reverse stock split of the Company's Common Stock (both Class A and Class B); (iii) an amendment to the Company's Articles to provide that any action which would otherwise require the affirmative vote of the holders of any portion of the shares of the Company specified by the Texas Business Corporation Act, will instead require the approval of the holders of shares representing a MAJORITY of the votes entitled to be cast thereon; (iv) ratification of the selection of the Company's independent auditors; and (v) such other matters as may properly come before the Meeting or any adjournment thereof.

                   VOTING OF PROXIES, REVOCATION AND EXPENSES

    All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted as indicated on the Proxy. If the enclosed Proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the shareholder signing it, by such shareholder: (i) providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, Attention: Gail Konsker, (ii) delivering another duly executed proxy statement dated subsequent to the date thereof to the addressee named in the enclosed proxy, or (iii) attending the Meeting and voting the shares covered thereby in person.

    All shares represented by duly executed Proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted: (i) FOR the election of each person named herein under "Proposal No. 1, Election of Directors" as a nominee for election as a director of the Company for the term described therein; (ii) FOR the amendment of the Articles to effect a one-for-seven reverse stock split of the Company's Common Stock; (iii) FOR the amendment of the Company's Articles to provide that any action which would otherwise require the affirmative vote of the holders of any portion of the shares of the Company specified by the Texas Business Corporation Act, will instead require the approval of the holders of shares representing a MAJORITY of the votes entitled to be cast thereon; (iv) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999; and (v) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for vote.

    The cost of preparing, assembling, printing, and mailing the Proxy Statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses for such solicitation. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company's annual report to shareholders for the fiscal year ended June 30, 1998 is being mailed with this proxy statement to shareholders entitled to vote at the Meeting. The Annual Report is not to be deemed part of this Proxy Statement.

                       RECORD DATE AND VOTING SECURITIES

    The Board of Directors of the Company has fixed the close of business on October 8, 1998 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the Record Date, the Company had outstanding 55,064,335 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and 4,145,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"). The Class A Common Stock and Class B Common Stock (collectively, "Common Stock") are the only outstanding securities of the Company entitled to vote at the Meeting. A holder of shares of Class A Common Stock is entitled to one vote, in person or by proxy, for each share of Class A Common Stock standing in his or her name on the books of the Company on the Record Date on any matters properly presented to a vote of the shareholders at the Annual Meeting. A holder of shares of Class B Common Stock is entitled to ten (10) votes, in person or by proxy, for each share of Class B Common Stock standing in his name on the books of the Company on the Record Date on any matter properly presented to a vote of the shareholders at the Annual Meeting.

    At the Meeting, the holders of Class A Common Stock, voting separately as a class, and the holders of Class B Common Stock, voting separately as a class are entitled to vote on the proposed amendments to the Company's Articles (See "Proposal No. 2--The Reverse Stock Split" and "Proposal No. 3--Change In Shareholder Vote Required For Certain Matters"). As to the election of directors, the ratification of the Company's independent auditors, and any other matters that may properly come before the Meeting, the holders of Class A Common Stock and Class B Common Stock vote together as a class, with each holder of Class A Common Stock having one vote for each share of Class A Common Stock held by him or her, and each holder of Class B Common Stock having ten votes for each share of Class B Common Stock held by him or her.

                            QUORUM AND VOTE REQUIRED

    The presence at the Meeting, in person or by proxy, of the holders of issued and outstanding shares of Common Stock entitled to vote at the meeting and representing a majority of the votes entitled to be cast thereat is necessary to constitute a quorum to transact business at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders to determine the total number of votes cast. Broker non-votes are not counted in tabulations of the votes cast on proposals presented to shareholders to determine the total number of votes cast. Abstentions and broker non-votes are not counted as votes for or against any such proposal, but may have the practical effect of a vote against a proposal where the affirmative vote of a specified percentage of the shares is required.

    Election of the director nominees named in Proposal No. 1, or any of them, requires the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, having a plurality of the voting power of the Company present or represented at the Annual Meeting and entitled to vote thereon. Votes may be cast in favor or withheld with respect to each of the director nominees, or any of them. Because the election is based on a plurality of votes and does not require the affirmative vote of any percentage of votes present and represented, abstentions, broker non-votes, and instructions to withhold authority to vote for one or more of the nominees will result in these nominees receiving fewer votes, but will not reduce the number of votes otherwise received by these nominees.

    Approval of Proposal No. 2 requires the affirmative vote of the holders of two-thirds of the shares of Class A Common Stock outstanding and entitled to vote, voting separately as a class thereon, the affirmative vote of the holders of two-thirds of the shares of Class B Common Stock outstanding and entitled to vote, voting separately as a class thereon, and the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, having two-thirds of the voting power of the total Common Stock outstanding and entitled to vote (in each case regardless of the number of shares actually voting at the Annual Meeting). Abstentions and broker non-votes on the proposal will have the same effect as a vote against the proposal.

    Approval of Proposal No. 3 requires the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, having two-thirds of the voting power of the total Common Stock outstanding and entitled to vote. Abstentions and broker non-votes on the proposal will have the same effect as a vote against the proposal.

    Approval of Proposal No. 4 requires the affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present or represented at the Annual Meeting and entitled to vote thereon. Abstentions on the proposal will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the proposal and will not be counted as votes for or against the proposal.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth certain information as of the Record Date with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) shareholders known to the Company to own more than 5% of the outstanding shares of such classes and (ii) each of the Company's directors and executive officers and by all the Company's executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                                           TOTAL SHARES
                                                                  CLASS B COMMON STOCK(2)   OF CLASS A
                                      CLASS A COMMON STOCK(1)                               AND CLASS B     PERCENT
                                    ----------------------------  -----------------------     COMMON       OF TOTAL
NAME OF BENEFICIAL                                     PERCENT                  PERCENT        STOCK        VOTING
OWNER OR GROUP                          NUMBER        OF CLASS      NUMBER     OF CLASS      TOGETHER      POWER(1)
----------------------------------  ---------------  -----------  ----------  -----------  -------------  -----------
DIRECTORS AND EXECUTIVE OFFICERS:
Darwin Deason.....................       20,606,495(3)       37.4  4,145,000         100     24,751,495         64.3
David L. Neely....................        5,157,110         9.4            0       *          5,157,110          5.3
Douglas R. Deason.................        5,109,599(4)        9.3          0       *          5,109,599          5.3
Layne A. Deutscher................          115,299(5)        0.2          0       *            115,299          0.1
William W. Solomon, Jr. ..........                0           *            0       *                  0        *
D. Paul Cabra.....................        1,039,370         1.9            0       *          1,039,370          1.1
Ron Sorci.........................           19,500       *                0       *             19,500        *
Glenn R. Smith....................          876,919         1.6            0       *            876,919          0.9
J. Livingston Kosberg.............          623,190(6)        1.1          0       *            623,190          0.6
Sheldon I. Stein..................                0(7)      *              0       *                  0        *
Robert I. Blackman................           10,000(8)      *              0       *             10,000        *
All executive officers and
  directors as a group............       21,374,484        38.8    4,145,000         100     25,519,484         65.1
BENEFICIAL OWNERS OF MORE THAN 5%
  OF PRECEPT COMMON STOCK:
California Federal Bank...........        3,286,263         6.0            0       *          3,286,263          3.4
Joseph D. Greco...................        3,634,494         6.6            0       *          3,634,494          3.8

------------------------

*   Less than 0.1%

(1) The information set forth for Class A Common Stock does not include the shares of Class B Common Stock of such holder which are convertible, at any time and from time to time, into shares of Class A Common Stock on a share-for-share basis.

(2) Each share of Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis at any time.

(3) Includes 12,182,998 shares for which David Neely, Douglas Deason, Paul Cabra and Glenn R. Smith have granted Mr. Deason proxies to vote and an additional 2,449,700 shares of Class A Common Stock for which Mr. Deason holds proxies from various other shareholders of the Company.

(4) Includes 630,877 shares of Class A Common Stock owned by a trust for the benefit of Douglas Deason's children and for which Darwin Deason serves as Trustee. Darwin Deason and Douglas Deason disclaim beneficial ownership of such shares.

(5) Does not include 324,902 shares of Class A Common Stock purchasable pursuant to options.

(6) Held by the J. Livingston Kosberg trust of which Mr. Kosberg is the sole trustee. Does not include options to purchase 25,000 shares of Class A Common Stock, which options have not vested and are not currently exercisable.

(7) Does not include options to purchase 50,000 shares of Class A Common Stock, which options have not vested and are not currently exercisable.

(8) Does not include options to purchase 25,000 shares of Class A Common Stock, which options have not vested and are not currently exercisable.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS; CONTINUING DIRECTORS

    The Board of Directors is comprised of nine directorships, divided into three classes. Darwin Deason, David L. Neely, and Douglas R. Deason are in the class whose terms expire in 2000. Layne A. Deutscher is in the class whose term expires in 1999. Scott Walker and Michael Margolies, who were also in the class of directors whose terms expire in 2000, resigned from the Board of Directors in May and August of 1998, respectively, leaving two vacancies which the Board of Directors intends to fill pursuant to the Bylaws. The third class of directors, whose terms expire this year and whose positions are to be filled at the Annual Meeting is currently comprised of J. Livingston Kosberg, Robert I. Blackman, and Sheldon I. Stein. However, Robert I. Blackman was not nominated for reelection at the Annual Meeting and the nominees for election at this Annual Meeting are
J. Livingston Kosberg, William W. Solomon, Jr., and Sheldon I. Stein.

    Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named above. The proxies cannot be voted for more than three nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

    The following table lists the name and principal occupation of each nominee and each continuing director, and the year in which each such person was first elected as a director of the Company:

                                     DIRECTOR
NAME                                   SINCE                    POSITIONS WITH THE COMPANY
----------------------------------  -----------  ---------------------------------------------------------
Darwin Deason(2)(3)...............        1998   Director and Chairman of Executive Committee

David L. Neely(2)(3)..............        1998   Chairman of the Board, Chief Executive Officer and
                                                  Director

Douglas R. Deason(2)..............        1998   President, Chief Operating Officer and Director

Layne A. Deutscher................        1998   Senior Vice President, General Counsel, Secretary and
                                                  Director

William W. Solomon, Jr.(1)(5).....        1998   Senior Vice President, Chief Financial Officer and
                                                  Treasurer

J. Livingston Kosberg(1)(3)(4)....        1998   Director

Sheldon I. Stein(1)...............        1998   Director

Robert I. Blackman(1)(4)(5).......        1998   Director

------------------------

(1) Nominee for election as a director at this year's Annual Meeting.

(2) Member of the Executive Committee.

(3) Member of the Compensation Committee.

(4) Member of the Audit Committee.

(5) Mr. Blackman will not run for re-election to the Board of Directors. William
    W. Solomon, Jr. is the nominee for election to fill the position formerly occupied by Mr. Blackman.

BUSINESS EXPERIENCE OF NOMINEES AND CONTINUING DIRECTORS

    DARWIN DEASON, age 58, has served as a Director of Precept since its formation in 1988. Mr. Deason is also currently the Chairman of the Board and Chief Executive Officer of ACS. Prior to the formation of ACS, Mr. Deason spent 20 years with MTech, a data processing subsidiary of MCorp, a bank holding corporation based in Dallas, Texas ("MCorp"), serving as MTech's Chief Executive Officer and Chairman of the Board from 1978 until April 1988, and served on the board of various subsidiaries of MTech and MCorp. Prior to that, Mr. Deason was employed in the data processing department of Gulf Oil in Tulsa, Oklahoma. Darwin Deason is the father of Douglas R. Deason.

    DAVID L. NEELY, age 52, has served as Chairman of the Board and Chief Executive Officer of Precept and Precept Business Products, Inc., its business products distribution company, from formation in October 1988. Prior to the spinoff of Precept from ACS, Mr. Neely also served as Executive Vice President of ACS. Prior to founding Precept, Mr. Neely was a senior officer of MTech and an Executive Vice President of Image Tech, the business products affiliate of MTech. Mr. Neely has over 20 years of experience in the business products industry.

    DOUGLAS R. DEASON, age 36, has served as President and Chief Operating Officer of Precept since 1995. Mr. Deason joined Precept in 1991 and from 1993 through 1995 served as Executive Vice President of an operating subsidiary of Precept. For the seven years immediately prior to joining Precept, Mr. Deason was a senior commercial real estate broker with the Dallas branch of New York based Cushman and Wakefield. Douglas R. Deason is the son of Darwin Deason.

    LAYNE A. DEUTSCHER, age 39, joined Precept as Senior Vice President and General Counsel in May 1997. Prior to joining Precept, he was with ACS from February 1993 until May 1997 serving most recently as Senior Vice President of Corporate Development responsible for all merger and acquisition activity and before that as Senior Vice President and Associate General Counsel--Mergers and Acquisitions. Mr. Deutscher previously was an attorney with the law firm of Haynes and Boone, L.L.P. from 1987 until February 1993. He was licensed as a Certified Public Accountant in 1988, and is a graduate of the Wharton School of the University of Pennsylvania and the University of Texas School of Law.

    WILLIAM W. SOLOMON, JR., age 42, has served as Senior Vice President and Chief Financial Officer of Precept since June 1998. Prior to that, Mr. Solomon served as Vice President, Corporate Controller, Acting Chief Financial Officer and Assistant Secretary of American Pad & Paper Company, a publicly traded company, from September 1996 to June 1998. From 1992 to 1996, Mr. Solomon was a Senior Manager with BDO Seidman LLP and Price Waterhouse LLP. From 1990 to 1992, Mr. Solomon was Chief Financial Officer and Controller of Eagle Hardware & Garden, a publicly traded home improvement retail company. From 1978 through 1990, Mr. Solomon was an employee of Ernst & Young LLP. He was licensed as a Certified Public Accountant in 1979.

    J. LIVINGSTON KOSBERG, age 61, has served as Chairman of the Board of U.S. Physical Therapy, Inc. ("U.S. Physical Therapy") since April 1992 and as the Chief Executive Officer of that Company from April 1992 to August 1995. From September 1991 to June 1995, Mr. Kosberg also served as Chairman of the Board and was employed by CareerStaff Unlimited, Inc., which is a national provider of temporary rehabilitation therapist staffing. Prior to April 1992, Mr. Kosberg was primarily engaged in managing personal investments through a variety of ventures and entities, including National Rehab Associates, Inc., the predecessor of U.S. Physical Therapy. Mr. Kosberg was Chairman of the Board from April 1990 to April 1992, and a member of the Board from May 1993 to March 1994,of BioMedical Waste Systems, Inc., a medical waste treatment company.

    SHELDON I. STEIN, age 45, is a Senior Managing Director and ovesees Bear Stearns' Southwestern Corporate Finance Department. Mr. Stein received a Bachelors degree Magna Cum Laude from Brandeis

University where he was a member of Phi Beta Kappa and a J. D. from Harvard Law School. He is a director of CellStar Corporation, FirstPlus Financial Group, Inc., Fresh America Corp., The Men's Wearhouse, Inc. and Tandycrafts, Inc. He is also a Trustee of the Greenhill School in Dallas and a Fellow of Brandeis University.

    Except as otherwise noted above, (i) no family relationships exist among the directors of the Company, and (ii) none of the nominees holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

    THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met one time and acted one time by written consent during the fiscal year ended June 30, 1998.

    The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Executive Committee and the full Board of Directors acts to nominate persons to serve on the Board. The functions of the committees, their current members and the number of meetings held during the fiscal year ended June 30, 1998 are described below.

    The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent auditors for the ensuing year; reviewing with the independent auditors and management the scope and results of the audit; reviewing the independence of the independent auditors; reviewing the independent auditors' written recommendations and corresponding actions by management; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal controls. The committee currently is composed of Robert Blackman and J. Livingston Kosberg. The committee did not meet during the 1998 fiscal year, but met on September 23, 1998 to discuss and act on matters relating to the 1998 fiscal year.

    The Compensation Committee administers the Company's 1996 Stock Option Plan and 1998 Stock Incentive Plan and reviews other matters regarding the compensation of employees of the Company. The committee currently is composed of Darwin Deason, David L. Neely, and J. Livingston Kosberg. The committee did not meet during the 1998 fiscal year, but met on September 23, 1998 to discuss and act on matters relating to fiscal 1998 compensation matters.

    The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board of Directors. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority for itself and except for those matters specifically reserved for the full Board pursuant to the Texas Business Corporation Act (the "TBCA"). The Executive Committee is currently comprised of Darwin Deason (Chairman), David L. Neely, and Douglas R. Deason. The Executive Committee acted by written consent one time and met one time during the 1998 fiscal year.

    During the fiscal year ended June 30, 1998, each director attended more than 75% of the meetings of the Board of Directors and respective committees on which he served.

                                 PROPOSAL NO. 2
                            THE REVERSE STOCK SPLIT

GENERAL

    The Board of Directors has unanimously approved, subject to approval by the shareholders of the Company, a proposal to amend the Fourth Article of the Articles to effect a one-for-seven reverse stock split (the "Reverse Stock Split") of the Company's Common Stock (both Class A and Class B). A copy of the Articles, as proposed to be amended and restated as a result of the actions described in this Proposal No. 2 and in Proposal No. 3 (the "Amended and Restated Articles"), is attached hereto as Appendix A. However, the text of such proposed Amended and Restated Articles is subject to change to the extent required by the Texas Secretary of State, and to the extent that one or the other, but not both, of Proposals No. 2 and 3 is approved (in which case the amendments set forth in Appendix A relating to the unapproved Proposal would be eliminated). If the amendment is approved by the shareholders, each seven shares of Common Stock of the Company (the "Old Common Stock") will be converted automatically into one share of new Common Stock ("New Common Stock") of the same class (i.e., each seven shares of Class A Common Stock will be converted into one share of Class A New Common Stock and each seven shares of Class B Common Stock will be converted into one share of Class B New Common Stock). To avoid the existence of fractional shares of Common Stock, shareholders who would otherwise be entitled to receive a fractional share of New Common Stock as a result of the Reverse Stock Split (the "Fractional Shareholders") shall receive a cash distribution in lieu thereof. The effective date of the Reverse Stock Split will be the date on which the Amended and Restated Articles are filed with the Secretary of State of Texas, which is anticipated to be as soon as practicable following the date of the Annual Meeting. The Board of Directors reserves the right, in its sole discretion, to abandon the Reverse Stock Split at any time, even after approval by the shareholders.

    This amendment to the Articles will reduce the number of shares of Class A and Class B Common Stock outstanding, but will not reduce or otherwise change the number of shares of Common Stock authorized and available for issuance. PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ELIMINATION OF FRACTIONAL SHARES.

REASONS FOR THE REVERSE STOCK SPLIT

    Many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Such investors may believe that low stock prices reflect companies that are of low quality or poor performers. Accordingly, the Board of Directors believes that the current per share price of the Common Stock may reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stocks, particularly stocks that trade at or below $1.00, to their clients. Various brokerage firm policies and practices tend to discourage individual brokers from dealing in low priced stocks for various reasons, including the perception that such stocks are unduly speculative. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, many institutional investors have policies prohibiting them from holding low priced stock in their own portfolios. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a purchase or sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues. Moreover, the analysts at many brokerage firms will not monitor the trading activity of lower priced stocks.

    The Board of Directors believes that the Reverse Stock Split should result in a stock price of seven times the current price range, putting the Class A Common Stock in a price range which enhances its marketability to the financial community and investing public, and mitigates any reluctance on the part of brokers and investors to trade in the Company's Class A Common Stock. In addition, the Board of Directors is hopeful that the Reverse Stock Split will permit the Class A Common Stock to be eligible for quotation on the Nasdaq National Market, or listed or admitted for trading on a national securities exchange, which would result in a broader trading market for the Company's securities. The Company's Class A Common Stock is currently quoted on the Nasdaq SmallCap Market. The Board of Directors believes that the Reverse Stock Split will increase the trading price of the Class A Common Stock and thereby help Precept to remain in compliance with the criteria required for Precept to continue to be listed on the Nasdaq SmallCap Market (the "Criteria"). Currently, in order to maintain the Company's Nasdaq SmallCap Listing, the Criteria requires that the Precept Class A Common Stock have a minimum bid price of $1.00. On October 22, 1998, the Class A Common Stock closed at $1.188.

    Notwithstanding the foregoing, there can be no assurance that (i) the market price of the Class A Common Stock immediately after implementation of the Reverse Stock Split will increase, and, if it increases, no assurance that such increase can be maintained for any period of time, or that such market price will approximate seven times the market price before the Reverse Stock Split,
(ii) any increase in the market price of the Class A Common Stock would increase investment in the stock by brokerage houses or individual investors, especially since there are many other factors that affect demand for stock, (iii) the Reverse Stock Split will permit the Common Stock to be eligible for quotation on the Nasdaq National Market or listed or admitted to trading on a national securities exchange, or (iv) as a result of the Reverse Stock Split or otherwise, Precept will be capable of maintaining compliance with all of the Criteria. In addition, while the Board of Directors believes that the likely increase in stock price resulting from the Reverse Stock Split will help Precept comply with such Criteria, the Reverse Stock Split will also have the effect of decreasing the Company's "public float" and the number of "round lot" shareholders of the Company, which could ultimately have a negative impact on Precept's continued compliance with certain of the Criteria regarding these items. The Board of Directors believes that, for purpose of compliance with the Criteria, the benefits of the likely increase in stock price resulting from the Reverse Stock Split outweighs the negative effect of any decrease in public float and the number of round lot shareholders.

    Dissenting shareholders have no appraisal rights under Texas law or under the Articles or Bylaws in connection with the Reverse Stock Split.

    FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

    If Proposal No. 2 is approved by the shareholders, the Reverse Stock Split would become effective at such time as the Company files the Restated and Amended Articles of Incorporation with the Secretary of State of Texas (the "Effective Date"), which is anticipated to be as soon as practicable following the date of the Annual Meeting. Even if the Reverse Stock Split is approved by the shareholders, it is within the discretion of the Board of Directors not to carry out the Reverse Stock Split. Upon the filing of the Amended and Restated Articles of Incorporation, all of the Old Common Stock will be converted into New Common Stock of the same class, as described above and as set forth in the Amended and Restated Articles. No fractional shares will be issued in the Reverse Stock Split. In lieu of any such fractional shares, each Fractional Shareholder will instead receive an amount of cash (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Common Stock then held by such holder) and (ii) the average of the closing price of the Class A Common Stock on the Nasdaq SmallCap Market for the five successive trading days immediately preceding the Effective Date. From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock of the same class to which an individual shareholder is entitled.

EFFECTS OF REVERSE STOCK SPLIT

    If the Amendment is approved by the shareholders and implemented by the Board of Directors, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock from 59,209,335 shares to approximately 8,458,476 shares, based on share information as of the Record Date. The Reverse Stock Split would not affect the PROPORTIONATE equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the elimination of fractional shares as described below. In addition, the Board of Directors will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding warrants, options and other convertible securities, and to adjust the related exercise and conversion prices, to reflect the Reverse Stock Split. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq SmallCap Market. The relative rights and preferences of the New Common Stock (both Class A and Class B) will be identical to the relative rights and preferences of the Old Common Stock (both Class A and Class B).

    The Reverse Stock Split may leave certain shareholders with one or more "odd lots" of New Common Stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transactions costs per share to sell, than shares in even multiples of 100.

    The shares of New Common Stock will be fully paid and non-assessable. The relative voting and other rights of holders of the New Common Stock (both Class A and Class B) will not be altered by the Reverse Stock Split. Because no fractional shares of New Common Stock will be issued, any shareholder who owns less than seven shares of either Class A or Class B Old Common Stock will cease to be a shareholder of the Company as of the Effective Date; nevertheless, the Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Each shareholder's percentage ownership of the New Common Stock will not be altered except for the effect of the elimination of fractional shares. The Company estimates that it will cost less than $5,000 to pay for fractional shares. While the authorized Common Stock of the Company will remain unchanged, the Reverse Stock will greatly reduce the number of shares of Common Stock outstanding, and the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. The Company has authorized (and will continue to have after the Reverse Stock Split) 100 million shares of Class A Common Stock and 10.5 million shares of Class B Common Stock. As of the Record Date, the Company had 44,935,665 shares of authorized but unissued Class A Common Stock and 6,355,000 shares of authorized but unissued Class B Common Stock. As a result of the Reverse Stock Split, the Company will have 92,133,667 shares of authorized but unissued Class A Common Stock and 9,907,858 shares of authorized but unissued Class B Common Stock. Such shares may be issued by the Board of Directors in its discretion. After the Reverse Stock Split, (i) the Class A Common Stock issued and outstanding will represent approximately 7.9% of the Company's authorized Class A Common Stock, whereas the Class A Old Common Stock represented approximately 55.1% of the authorized Class A Common Stock as of the Record Date, and (ii) the Class B Common Stock issued and outstanding will represent approximately 5.6% of the Company's authorized Class B Common Stock, whereas the Class B Old Common Stock represented approximately 39.5% of the authorized Class B Common Stock. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock. The Board of Directors has no present plans with respect to such an issuance.

    The following table illustrates the principal effects of the Reverse Stock Split discussed in the preceding paragraphs:

                                             PRIOR TO REVERSE STOCK      AFTER REVERSE STOCK
NUMBER OF SHARES OF COMMON STOCK                      SPLIT                     SPLIT
------------------------------------------  -------------------------  -----------------------
AUTHORIZED:
    Class A...............................          100,000,000                100,000,000
    Class B...............................           10,500,000                 10,500,000
OUTSTANDING:
    Class A...............................           55,064,335                  7,866,333
    Class B...............................            4,145,000                    592,142
AVAILABLE FOR FUTURE ISSUANCE:
    Class A...............................           44,935,665                 92,133,667
    Class B...............................            6,355,000                  9,907,858

    As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of the Common Stock multiplied by the number of shares of Common Stock outstanding, will be reduced by approximately $507,509 to $84,584 on the Effective Date. Correspondingly, the Company's capital in excess of stated capital, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common Stock, will be increased by approximately $507,509.

    While the Board of Directors believes it advisable to authorize and approve the Reverse Stock Split for the reasons set forth above, the Board of Directors is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. In addition, the mere availability of such additional shares may work to discourage an attempt to acquire control of the Company other than through negotiations with the Board of Directors. The Reverse Stock Split is not being recommended by the Board of Directors as part of an anti-takeover strategy and the Board of Directors has no knowledge of any party seeking to alter its current stockholding position in the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary of certain federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder, administrative rulings and court decisions, all of which are subject to change (possibly retroactively). The summary does not address state, local or foreign tax consequences, and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Certain shareholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below.

    ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

    The Reverse Stock Split will qualify as a recapitalization described in
Section 386(a)(1)(E) of the Code, and no gain or loss will be recognized by the Company in connection with the Reverse Stock Split. The receipt by a shareholder of shares of New Common Stock (except to the extent that cash is received in lieu of fractional shares) in the Reverse Stock Split will be a nontaxable transaction for federal income tax purposes. Consequently, except with respect to cash received in lieu of fractional shares of New Common Stock, a shareholder will not recognize taxable gain or loss with respect to shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis of such shareholder's shares of Old Common Stock prior to the Reverse Stock Split (excluding the portion of such basis allocable to fractional shares of New Common Stock) will carry over as the tax basis of the shareholder's shares of New Common Stock received in the Reverse Stock Split. Each shareholder will be required to allocate such shareholder's basis in such shareholder's shares of Old Common Stock ratably among the total number of shares of New Common Stock received as a result of the Reverse Stock Split. The holding period of the shares of New Common Stock will include the holding period during which the shareholder held the Old Common Stock, provided that such Old Common Stock was held by the shareholder as a capital asset on the Effective Date.

    The receipt by a shareholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of a fractional share of New Common Stock will generally result in taxable gain or loss to the shareholder measured by the difference between the amount of cash received and the adjusted basis of the fractional share. However, a shareholder should consult his or her tax advisor as to the possibility of dividend treatment upon the receipt of cash in lieu of a fractional share pursuant to Section 302 of the

Code. Assuming that the receipt of cash in lieu of a fractional share is not treated as a dividend and that the Old Common Stock was held by the shareholder as a capital asset on the Effective Date, any such gain or loss will be a capital gain or loss, and will be a long term capital gain or loss if, on the Effective Date, the shares of Old Common Stock have been held by the shareholder for more than one year.

    Based on the Treasury regulations promulgated under the Code, the Company does not believe that it or any of its shareholders will be subject to backup withholding with respect to the distribution of cash in lieu of a fractional share to a shareholder.

EXCHANGE OF STOCK CERTIFICATES

    If the proposal to implement the Reverse Stock Split is approved by the shareholders and effected by the Board of Directors, shareholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock. Shareholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent, Continental Stock Transfer & Trust Company (the "Transfer Agent"). Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates until requested to do so.

    As soon as practicable after the Effective Date, the Company will request all shareholders to return their stock certificates representing issued shares of Old Common Stock outstanding on the Effective Date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock of the same class into which the shares of Old Common Stock have been converted ("New Certificates") as a result of the Reverse Stock Split. Each shareholder will receive a letter of transmittal from the Transfer Agent containing instructions on how to exchange certificates. SHAREHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive New Certificates, shareholders must surrender their Old Certificates pursuant to the Transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

    Beginning with the Effective Date, each Old Certificate, until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the whole number of shares of New Common Stock into which the shares evidenced by such Old Certificates have been converted.

    No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, shareholders who hold a number of shares not evenly divisible by seven immediately prior to the Reverse Stock Split will be entitled to receive cash for any fractional share, as described above.

    Until they have surrendered their stock certificates for exchange, shareholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record. Upon the surrender of certificates representing Old Common Stock, certificates representing New Common Stock together with any such withheld dividends or other distributions, without interest, will be delivered. At the same time or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest).

    Any shareholder whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of New Common Stock of the same class into which such shares will have been converted upon compliance with such requirements as the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

VOTE REQUIRED

    Adoption of the proposal to amend the Articles to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of two-thirds of the shares of Class A Common Stock outstanding and entitled to vote, voting separately as a class thereon, the affirmative vote of the holders of two-thirds of the shares of Class B Common Stock outstanding and entitled to vote, voting separately as a class thereon, and the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a single class, having two-thirds of the voting power of the total Common Stock outstanding and entitled to vote (in each case regardless of the number of shares actually voting at the Annual Meeting). If approved by the shareholders, the Reverse Stock Split will become effective upon the filing with the Secretary of State of the State of Texas of the Amended and Restated Articles of Incorporation. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all Proxies FOR the adoption of this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES TO EFFECT THE REVERSE STOCK SPLIT.

                                 PROPOSAL NO. 3
                      AMENDMENT TO ARTICLES TO CHANGE VOTE
                          REQUIRED FOR CERTAIN ACTIONS

    The Board of Directors has unanimously approved, subject to approval by the shareholders of the Company, a proposal to amend the Articles to provide that any action which, under the provisions of the TBCA would otherwise (but for such contrary provision in the Articles) be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Company entitled to vote thereon, will instead require the approval of the holders of shares representing a MAJORITY of the votes entitled to be cast thereon. In addition, the amendment will specify that any action which, under the TBCA would otherwise require the affirmative vote of the holders of a specified portion of the shares of any class or series voting separately as a class or series, will instead require the approval of the holders of shares representing a MAJORITY of shares of such class or series entitled to vote thereon.

    The amendment will be effected by adding a new Article Sixteen to the Articles. A copy of the Articles, as proposed to be amended and restated as a result of the actions described in this Proposal No. 3 and in Proposal No. 2, is attached hereto as Appendix A. However, the text of such proposed Amended and Restated Articles is subject to change to the extent required by the Texas Secretary of State, and to the extent that one or the other, but not both, of Proposals No. 2 and 3 is not approved, or is otherwise abandoned by the Board, at its discretion (in which case the amendments set forth in Appendix A relating to the unapproved or abandoned Proposal would be eliminated).

REASONS FOR AMENDMENT

    Management believes that the proposed amendment would benefit the Company by making it less difficult and costly for the Board of Directors to effect any required amendments the Articles of Incorporation in the future and to take any other actions which would, but for the proposed amendment, require approval by any required vote other than a simple majority of the votes entitled to be cast thereon. The amendment would make the vote required for such actions consistent with that required under the laws of a number of jurisdictions, including under the Delaware General Corporation Law. The amendment would permit the Company to pursue certain extraordinary corporate activities (such as a merger) or make future changes to the Company's Articles of Incorporation with the approval of the majority of the votes entitled to be cast thereon, which management believes would provide the Company with greater corporate flexibility. Management believes that the need to obtain the affirmative vote of the holders of shares representing greater than a majority of the votes to be cast can be unduly costly and burdensome, and allows the holders of a minority of the voting power to slow down the Company's ability to act on certain matters and, potentially, to thwart the desire of the holders of a majority of the Company's voting power.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES TO CHANGE THE VOTE REQUIRED FOR ALL MATTERS TO A MAJORITY.

EFFECTS OF AMENDMENT

    The TBCA currently specifies that, unless provided otherwise in the articles of incorporation, certain matters require approval by the vote of a specified percentage of shares of a corporation greater than a simple majority. For example, under the TBCA, amendments to a corporation's articles of incorporation normally require approval by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon (and, in certain cases where a class-vote is required, two-thirds of each class so entitled, voting separately as a class). In addition, absent a provision in the articles of incorporation (such as that proposed to be added to the Articles as a result of this Proposal No. 3) specifying a different vote, the TBCA requires approval by a greater than majority vote for certain mergers, sales of all or substantially all of a corporation's assets, and certain other extraordinary corporate actions.

    As a result of the proposed amendment, any action which would otherwise be required under the TBCA to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Company, will instead require the approval of the holders of shares representing a MAJORITY of the votes entitled to be cast thereon. Where, pursuant to the TBCA, a class or series of the Company's stock would be entitled to vote separately as a class or series on a matter, such requirement shall not be affected by the proposed amendment, and such class or series shall remain entitled to vote separately as a class or series.

    The principal effect of the amendment will be to make it easier for the Board of Directors to seek and obtain shareholder approval of certain matters which, under the TBCA, would otherwise require more than a majority of the shareholder voting power for approval. The Board of Directors believes that this amendment will provide greater operating flexibility and reduce expenses in connection with such matters. The requirement of a majority vote for shareholder approval is consistent with the vote required under the corporate statutes of a number of jurisdictions, including Delaware. By virtue of his ownership of shares and voting proxies granted by certain members of management and other persons, Darwin Deason has approximately 64.3% of the total voting power of the combined Common Stock (see "Principal Shareholders and Management Ownership", above), and, if the proposed amendment were adopted, would be able, acting alone, to approve certain matters which would previously have required the affirmative vote of stockholders representing two-thirds of the shares entitled to vote. However, since Darwin Deason and all of the other executive officers and directors hold, in the aggregate, only 38.8% of the Class A Common Stock outstanding, the proposed amendment would not enable them, acting alone, to approve any action requiring the approval of the holders of the Class A Common Stock voting separately as a class.

VOTE REQUIRED

    Adoption of the proposal to amend the Articles to change the vote required for shareholder approval of certain matters to a majority of the votes entitled to vote thereon requires the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, and having two-thirds of the voting power of the total Common Stock outstanding and entitled to vote (in each case regardless of the number of shares actually present or voting at the Annual Meeting). If approved by the shareholders, the amendment will become effective upon the filing with the Secretary of State of the State of Texas of the Amended and Restated Articles of Incorporation. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all Proxies FOR the adoption of this proposal.

                                 PROPOSAL NO. 4
                              INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee and subject to ratification by the shareholders at the Meeting, the Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 1999. Ernst & Young LLP has served the Company in this capacity since 1994. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

    Ratification of the selection of the Company's independent auditors requires the affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present or represented at the Annual Meeting and entitled to vote thereon. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote Proxies FOR ratification of the selection of the Company's independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Company's executive officers. Officers are elected annually by the Board of Directors and serve at its discretion:

NAME                                               POSITIONS WITH THE COMPANY
--------------------------------  ------------------------------------------------------------
David L. Neely..................  Chairman of the Board, Chief Executive Officer and Director

Douglas R. Deason...............  President, Chief Operating Officer and Director

Layne A. Deutscher..............  Senior Vice President, General Counsel, Secretary and
                                  Director

William W. Solomon, Jr..........  Senior Vice President, Chief Financial Officer and Treasurer

D. Paul Cabra...................  President, Precept Business Products, Inc.

Ronald P. Sorci.................  President, Precept Transportation Services, LLC

Glenn R. Smith..................  Executive Vice President and Chief Administrative Officer,
                                  Precept Business Products, Inc. and Precept Transportation
                                  Services, LLC

BUSINESS EXPERIENCE OF MANAGEMENT TEAM

    FOR BIOGRAPHICAL INFORMATION REGARDING MESSRS. NEELY, DEASON, DEUTSCHER AND SOLOMON, SEE "PROPOSAL NO. 1--ELECTION OF DIRECTORS".

    D. PAUL CABRA, age 52, has served as President of Precept Business Products, Inc., the business products subsidiary of Precept, since July 1, 1998. Prior thereto, Mr. Cabra served as Executive Vice President of Sales and Operations for Precept from August 1997, as the Senior Vice President of Sales for Precept's Central, South and Eastern regions from 1993 to August 1997, and as Branch Manager from June 1991 to 1993. He was the Chief Executive Officer and sole shareholder of CABCO Business Forms, Inc., a business products distributor, which was acquired by Precept in 1991. Mr. Cabra has over 18 years experience in the business products industry.

    RONALD P. SORCI, age 48, has served as President of Precept Transportation Services, LLC, the transportation services subsidiary of Precept, since March 1998. Prior to this position, Mr. Sorci served as President and Treasurer (Chief Financial Officer) of U.S. Transportation Systems, Inc. ("USTS") since August 1997. From July 1996 until his election as President of USTS, Mr. Sorci was the Controller of USTS. Prior to joining USTS, Mr. Sorci was President and owner of RPS Executive Limousines Ltd., a luxury town car and limousine service.

    GLENN R. SMITH, age 41, has served as Executive Vice President and Chief Administrative Officer of each of Precept Business Products, Inc., the business products subsidiary of Precept, and Precept Transportation Services, LLC, the transportation services subsidiary of Precept, since July 1, 1998. Prior thereto, from December 1989, Mr. Smith served as Executive Vice President and Chief Administrative Officer of Precept, responsible for corporate purchasing, distribution operations and all administrative functions of Precept. Mr. Smith joined Precept as Corporate Purchasing Manager at its formation in October 1988. Prior to joining Precept, Mr. Smith was Corporate Purchasing Manager of MTech. He began his employment with MTech as a corporate buyer in October of 1984. Mr. Smith has over 13 years experience in the business products industry.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

DIRECTORS' COMPENSATION

    Precept's directors are not paid any compensation for serving on the Board of Directors of Precept, although Precept may in the future decide to pay directors' fees. Directors will be reimbursed for their travel expenses in connection with meetings.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers serving at the end of fiscal year ended June 30, 1998 whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION(2)
                                                                                ---------------------------------------------
                                               ANNUAL COMPENSATION                 AWARDS                           PAYOUTS
                                   -------------------------------------------  -------------     SECURITIES      -----------
NAME AND                                                       OTHER ANNUAL      RESTRICTED       UNDERLYING         LTIP
PRINCIPAL               FISCAL                                 COMPENSATION         STOCK        OPTIONS/SARS       PAYOUTS
POSITION                 YEAR      SALARY ($)    BONUS ($)        ($)(1)          AWARD(S)            (#)             ($)
--------------------  -----------  -----------  -----------  -----------------  -------------  -----------------  -----------
David L. Neely              1998      241,500      362,250          --               --               --              --
Chairman and Chief          1997      241,500      279,700          --               --               --              --
Executive Officer           1996      230,000      345,000          --               --               --              --
Douglas R. Deason,          1998      210,000      210,000          --               --               --              --
President and Chief         1997      210,000      162,310          --               --               --              --
Operating Officer           1996      200,000      200,000          --               --               --              --
Glenn R. Smith,             1998      104,832       50,000          --               --               --              --
Executive Vice              1997      104,832       25,800          --               --               --              --
President--Business         1996       97,853       67,500          --               --               --              --
Products and
Transportation
Groups
D. Paul Cabra,              1998      141,783      100,000          --               --               --              --
President--Business         1997       96,000       39,100          --               --               --              --
Products Group              1996       96,000       69,000          --               --               --              --
Layne A. Deutscher,         1998      120,000       60,000          --               --               --              --
Senior Vice
President,                  1997       15,000            0          --               --               --              --
General Counsel and         1996       --           --              --               --               --              --
Secretary

NAME AND                  ALL OTHER
PRINCIPAL               COMPENSATION
POSITION                     ($)
--------------------  -----------------
David L. Neely               --
Chairman and Chief           --
Executive Officer            --
Douglas R. Deason,           --
President and Chief          --
Operating Officer            --
Glenn R. Smith,              --
Executive Vice               --
President--Business          --
Products and
Transportation
Groups
D. Paul Cabra,               --
President--Business          --
Products Group               --
Layne A. Deutscher,          --
Senior Vice
President,                   --
General Counsel and          --
Secretary

------------------------------

(1) None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

(2) Precept did not grant any restricted stock awards or SARs or long-term incentive plan payouts to the Named Executive Officers during the fiscal year ended June 30, 1998.

OPTIONS GRANTED AND EXERCISED DURING 1998 FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    No options were granted to or exercised by any of the named executive officers in fiscal year 1998. None of the named executive officers currently hold any options to purchase securities of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for administering the Company's 1998 Stock Incentive Plan and approving compensation plans for the Company's senior executives, including recommending to the Board of Directors policies and plans concerning salaries, bonuses and other compensation for all executive officers. During fiscal year 1998, the Committee was composed of two independent, nonemployee directors, and one director who is an officer and employee of the Company. The Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

    EXECUTIVE COMPENSATION. The objective of the Precept executive compensation program is to attract and retain qualified, motivated executives and to closely align their financial interests with both the short and long-term interests of the Precept shareholders. The executive compensation program is intended to provide the executive officers of Precept with overall levels of compensation that are competitive within the business services industry, as well as within a broader spectrum of companies of size and complexity.

    The three principal components of the Precept executive compensation program are base salary, annual incentive bonus opportunities, and stock options.

    BASE SALARIES. Each executive officer's base salary is reviewed annually and is subject to adjustment on the basis of individual, corporate, and business unit performance, as well as competitive and inflationary considerations.

    INCENTIVE BONUS. Incentive bonus payments for executive officers other than the Chief Executive Officer and Chief Operating Officer are made at the end of each fiscal year based upon the achievement of consolidated financial criteria, business unit financial criteria, and the attainment of individual goals, all of which are established informally by the Board of Directors of Precept. Compensation for the Chief Executive Officer and Chief Operating Officer of Precept consisted of a base salary and bonus compensation. Bonus compensation of such officers was substantially dependent on the achievement of three targeted financial measures: consolidated revenues, consolidated earnings before interest, taxes and depreciation, and consolidated pre-tax earnings. During fiscal year 1998, Precept achieved 100% of such measures. For fiscal year 1998, executive officers were eligible to receive maximum bonuses of between 50% and 150% of salary provided certain financial goals were met.

    1998 STOCK INCENTIVE PLAN. In order to provide greater flexibility for incentive based compensation, the Board of Directors and shareholders of Precept adopted the 1998 Stock Incentive Plan (the "1998 Plan") in February of 1998. The 1998 Plan is administered by the Compensation Committee, which determines the individuals eligible to receive awards under the 1998 Plan, the types and number of awards to be granted, the terms and conditions of such awards (including, for example, with respect to options, the exercise price, exercise date, any restrictions on exercise), and prescribes the forms of award agreements. Employees (including employee directors) of and consultants to Precept and any parent or subsidiary of Precept as well as outside directors of Precept are eligible to receive awards under the 1998 Plan. The 1998 Plan permits the grant of nonstatutory stock options, "stock purchase rights", stock appreciation rights, deferred stock, dividend equivalents and awards of restricted stock. The 1998 Plan also permits the grant of Incentive Stock Options to employees. The maximum aggregate number of shares of Precept Class A Common Stock available for issuance under the 1998 Plan is currently 6,000,000. In fiscal 1998, the Company granted an aggregate of 100,000 stock options to its directors under the 1998 Plan.

    OTHER EMPLOYEE BENEFIT PLANS. Precept has a contributory retirement and savings plan which covers eligible employees and meets the requirements of
Section 401(k) of the Internal Revenue Code. The plan also allows for a discretionary contribution by Precept as determined by Precept's Board of Directors. There have been no contributions made by Precept to date.

    EMPLOYMENT AGREEMENTS. Precept has no employment agreements with the Named Executive Officers. Precept does not anticipate any other contractual compensation arrangements with any such officers.

                                          Submitted by the Compensation
                                          Committee
                                          of the Board of Directors:
                                          DARWIN DEASON
                                          DAVID L. NEELY
                                          J. LIVINGSTON KOSBERG

                            STOCK PERFORMANCE CHART

    The following graph compares the yearly percentage change in the cumulative total shareholder return of the Company's Class A Common Stock from March 20, 1998 (the "Public Listing Date") through the fiscal year ended June 30, 1998, with that of the Company's peer group and the Russell 2000 Index. The comparison assumes $100 was invested on the Public Listing Date and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future stock performance.

    The peer group of companies selected by Precept Business Services, Inc. for comparison on the stock performance graph consists of other companies considered to be consolidators in their industries, with weighting towards service industry consolidation companies. The peer group includes the following companies: Metals USA, HaLo Industries, FYI Inc., Diagnostic Health, Coach USA, Big Flower, American Residential, U.S. Liquids, Office Staffing Services, Rural Metro, Apple Orthodonix, Lason, Pentacon, LandCare, Brazos Sportsware, SI Technologies, Smart Choice and Carey Limousine.

           COMPARISON OF TOTAL CUMULATIVE RETURN FROM MARCH 20, 1998
        THROUGH JUNE 30, 1998 OF PRECEPT BUSINESS SERVICES, INC. CLASS A
       COMMON STOCK, THE COMPANY'S PEER GROUP AND THE RUSSELL 2000 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PRECEPT   RUSSELL 2000 INDEX   PEER GROUP
3/20/98       100.00              100.00        100.00
3/31/98       100.00              101.42         92.45
4/7/98         95.68              100.25         92.23
4/22/98        85.71              103.62         94.42
5/7/98         76.43              100.42         88.57
5/22/98        68.57               97.69         90.68
6/8/98         60.00               96.28         93.78
6/15/98        54.29               91.54         89.38
6/22/98        64.30               93.18         90.94
6/30/98       $75.73               $96.5         $97.7

    THE ABOVE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, the members of the Compensation Committee were primarily responsible for determining executive compensation and matters relating to stock options, although certain of such matters were discussed by the full Board of Directors. Darwin Deason and David L. Neely, who are directors of the Company, participated in such discussions as members of the Compensation Committee. David Neely, Chief Executive Officer of the Company, is also an executive officer of a number of subsidiaries of Precept, but receives no separate compensation for acting in such capacity.

    The Company believes that the transactions described below under "Precept Certain Relationships and Related Transactions" are beneficial to the Company and are on terms as favorable to the Company as could be obtained from unaffiliated third parties. Such transactions are expected to be continued in the future, with review of and the approval required by the independent members of the Board of Directors.

             PRECEPT CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the spinoff of Precept from its former parent company, ACS, in 1994, Precept entered into a Reciprocal Services Agreement (the "Services Agreement") with ACS, effective June 30, 1994, pursuant to which Precept sells business products and provides package delivery services to ACS. The Services Agreement was amended on May 1, 1998 to extend the term as set forth below. Precept received approximately $5,400,000 and $4,300,000 from ACS in fiscal 1997 and fiscal 1998, respectively. In addition to the foregoing, ACS provided data processing services to Precept pursuant to the Services Agreement. Precept incurred expenses of $416,179 and approximately $300,000 to ACS in fiscal 1997 and fiscal 1998, respectively, for these services. Pricing for ACS services provided to Precept was no less than ACS' direct costs attributable to such services. Precept discontinued the purchase of these services from ACS on June 30, 1998. The Services Agreement contains the agreements of ACS and Precept to use reasonable efforts to recommend the services of the other company to their customers and prospects. The Services Agreement, which had an initial term of one year, was extended through April 30, 2005, and thereafter automatically renews for additional consecutive one-year periods. The Services Agreement may be terminated by ACS or Precept upon 180 days' written notice given prior to June 30 of any year during the term of the Services Agreement. Mr. Darwin Deason, a director and Chairman of the Executive Committee of Precept, is Chairman and Chief Executive Officer of ACS.

    During fiscal 1996, Precept loaned each of David L. Neely, Chairman and Chief Executive Officer and Douglas R. Deason, President, Chief Operating Officer and a Director, $379,988, the proceeds of which were used solely to acquire shares of Precept Class A Common Stock from shareholders. The loans were evidenced by notes which become due upon the earlier of (i) June 8, 2005, (ii) upon the sale or transfer of the shares of Precept Class A Common Stock purchased with the proceeds or (iii) upon termination of the employment of the maker of the particular note prior to June 8, 2000. Each of the notes were secured by the shares of Precept Class A Common Stock purchased with the proceeds of each loan. Interest accrued at the 90-day U.S. Treasury Bill Rate as stated on June 8 of each year. In lieu of cash payment, annually on June 8, interest was added to the then outstanding principal amount of the note. The notes were paid in full during fiscal 1998.

    On January 2, 1997, in connection with the exercise of options granted on the same date pursuant to the Precept 1996 Stock Option Plan, Messrs. Neely, Doug Deason, Smith, Cabra and Walker were made loans by Precept evidenced by non-interest bearing demand promissory notes payable to Precept as consideration for such exercise in the amounts of $42,230; $42,230; $20,600; $30,900 and $20,600, respectively. These notes were repaid in October 1997.

    In an effort to focus on its core business, Precept consummated the following transactions in connection with the discontinuation of the business, real estate construction and investments, respectively, of Precept Builders, Inc. ("Builders") and Precept Holdings, Inc. ("Holdings"), two subsidiaries of the Company that performed real estate and related construction activities.

    During fiscal year 1998, Precept decreased its ownership percentage in Builders as the result of a private placement of common stock by Builders, which offering was directed solely to (a) the other shareholders of Builders other than Precept, (b) the existing shareholders of Precept and (c) any of their affiliates or assignees. Darwin Deason, a Director and the Chairman of the Executive Committee of Precept, acquired the full amount of the private placement, the other offerees having waived their right to purchase their pro rata portion of the shares in the offering. Precept's percentage ownership in Builders decreased from 90.5% to 1.8% of the total outstanding stock of Builders, and Darwin Deason holds approximately 98% of the total outstanding stock of Builders. By participating in the offering by Builders, Darwin Deason also agreed (i) to guarantee, if required, existing and future performance bonds securing Builders' construction projects, and (ii) to provide to the companies issuing the performance bonds letters of credit up to $7 million securing Builders obligations. These guarantees were previously provided by Precept, Darwin Deason and certain of Precept's affiliates.

    During fiscal year 1998, the Company disposed of the majority of the assets of Holdings in order to focus on core operations:

    Ranch property located in Bells, Texas (the "Bells Property") owned by Holdings was sold to D3 Holdings, Inc., ("D3 Holdings"), a corporation controlled by Darwin Deason, a Director and Chairman of Precept's Executive Committee, Douglas Deason, Precept's President and Chief Operating Officer and David Neely, Chairman and the Chief Executive Officer of Precept, for $1,200,000 in cash. It is estimated that the purchase price paid to Holdings for the Bells Property, together with the terms and structure of the purchase was approximately equal to the estimated fair market value of the Bells Property at the time of the sale. Precept has subsequently entered into a five year lease for a more limited use of the Bells Property with variable monthly rental payments, the amount of which currently is approximately $10,000 per month.

    In 1992, Holdings purchased a building in Dallas for development into condominiums for sale or lease. In April 1994, Darwin Deason leased a one-floor condominium in the building as his residence under an 18-month lease (which was subsequently modified). The lease contained an obligation of Mr. Deason to purchase the condominium for the estimated fair market value of the condominium. During the lease term and prior to the sale of the condominium, Mr. Deason received a waiver of lease payments, the benefit of which was approximately $9,400 per month. In September 1998, one full-floor condominium and one half-floor condominium were sold to Darwin Deason for approximately $1.6 million in cash, which is the estimated fair market value for the condominiums.

    During September 1998, Darwin Deason purchased from Holdings (i) certain real estate located at 72-191 Highway 111, Palm Desert, California (the "Palm Desert Property") for $1,025,125 in cash and (ii) a 49% interest in CCC&D Corp., (which represents all of Precept's interest in such entity), a privately held company operating a restaurant on the Palm Desert Property for $90,000 in cash.

    Darwin Deason, a director and the Chairman of the Executive Committee of Precept, has entered into proxy agreements with David L. Neely, Chief Executive Officer and Chairman of the Board of the Company, and Douglas Deason, President and Chief Operating Officer of the Company (and Darwin Deason's son), whereby Darwin Deason controls the votes that may be cast with shares of Class A Common Stock owned by them. Such agreement continues until the majority shareholder's death or his disability, whichever event occurs first.

    Darwin Deason, Precept and ACS, along with two other investors, are the stockholders of DDH Aviation, Inc. ("DDH"), a startup corporate airplane brokerage firm organized in late 1997. On a fully diluted basis, Mr. Deason owns over one-third of the equity interests in DDH and Precept, which invested $99,900, owns approximately 3% of the equity interests. Darwin Deason is the Chairman of the Board and Douglas Deason is a director of the five-member board of directors of DDH. Precept has access to the aircraft of DDH.

    In fiscal year 1998, Precept entered into a separation agreement and general release agreement with USTS' former chairman, Michael Margolies, that provided for the resignation of Michael Margolies, the former chairman of USTS, from Precept's board of directors in exchange for monthly payments of $21,075 through March 2001. In July 1998, Precept sold the owned and leased buses of one of its subsidiaries to Michael Margolies in exchange for a reduction of $593,000 in Precept's note payable to Mr. Margolies.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except for late Forms 3 filed by each of the executive officers and directors, and late Forms 4 filed by Messrs. Neely, Deason (Douglas), Walker and Smith for the month of March 1998.

                              INDEPENDENT AUDITORS

    The Board of Directors selected Ernst & Young LLP as independent auditors to audit the Company's financial statements for the 1999 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                            SHAREHOLDERS' PROPOSALS

    Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company not sooner than May 23 1999, but not later than June 22, 1999. Such proposals should be directed to Precept Business Services, Inc., 1909 Woodall Rodgers Fwy., Suite 500, Dallas, Texas 75201, Attn: Chief Financial Officer.

                                 OTHER BUSINESS

    The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO PRECEPT BUSINESS SERVICES, INC., ATTN: GENERAL COUNSEL, 1909 WOODALL RODGERS FWY., SUITE 500, DALLAS, TEXAS 75201.

                                          By Order of the Board of Directors

                                          David L. Neely
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Dallas, Texas
October 25, 1998

                                                                      APPENDIX A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        PRECEPT BUSINESS SERVICES, INC.

                                  SECTION ONE

    PRECEPT BUSINESS SERVICES, INC., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts these Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date (the "Old Articles") and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  SECTION TWO

    The Old Articles of the corporation are amended by the Restated Articles of Incorporation as follows:

    A new Article Sixteen will be added to provide that (i) any action that under the provisions of the Act would, but for such Article Sixteen, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will require the approval of the holders of shares representing a majority of the votes entitled to be cast thereon, and
(ii) any action that under the provisions of the Act would, but for such Article Sixteen, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of any class or series of shares of the Corporation voting separately as a class or series, will instead require the approval of the holders of shares representing a majority of the shares of such class or series entitled to vote thereon.

    All outstanding shares of the Corporation's Class A Common Stock, par value $0.01 per share ("Class A Common Stock") are reclassified and converted, effective upon the filing of these Restated Articles of Incorporation, into new shares of Class A Common Stock, on the basis of one share of Class A Common Stock for each seven outstanding shares of Class A Common Stock.

    Further, all outstanding shares of the Corporation's Class B Common Stock, par value $0.01 per share ("Class B Common Stock") are reclassified and converted, effective upon the filing of these Restated Articles of Incorporation, into new shares of Class B Common Stock, par value $0.01, on the basis of one share of Class B Common Stock for each seven outstanding shares of Class B Common Stock.

    The reclassification and conversion shall have no effect on the number of shares of Class A Common Stock and Class B Common Stock authorized for issuance, which shall remain as set forth in Article Four of these Amended and Restated Articles of Incorporation.

    The reclassification and conversion of all of the 59,209,335 outstanding shares of Class A and Class B Common Stock (i) decreases the number of shares of Class A Common Stock outstanding by 47,198,002 shares from 55,064,335 shares to 7,866,333 shares and thereby decreases the stated capital represented by the outstanding Class A Common Stock by $471,980 from $550,643 to $78,663, (ii) decreases the number of shares of Class B Common Stock outstanding by 3,552,858 shares from 4,145,000 shares to 592,142 shares and thereby decreases the stated capital represented by the outstanding Class B Common Stock by $35,529 from $41,450 to $5,921, (iv) results in the Corporation having a total stated capital of $84,584, and (v) increases the surplus of the Corporation by $507,509. As of the time of filing of these Restated Articles of Incorporation, there are no shares of Preferred Stock outstanding.

    There are outstanding options and warrants to purchase an aggregate of 2,817,398 shares of Class A Common Stock. Upon the filing of these Restated Articles of Incorporation, such options and warrants shall become options or warrants to purchase a number of shares of Class A Common Stock adjusted to reflect the reclassification described herein upon the terms and conditions set forth in the respective options and warrants.

    The full text of each of the amended provisions as so amended is set forth below in Section Six of these Restated Articles of Incorporation.

                                 SECTION THREE

    Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly recommended by the board of directors and adopted by the shareholders of the Corporation on the 11th day of November, 1998.

                                  SECTION FOUR

    59,209,335 shares of Common Stock of the Corporation are currently outstanding, of which 55,064,335 shares are Class A Common Stock and 4,145,000 shares are Class B Common Stock. No shares of Preferred Stock of the Corporation are outstanding. The holders of the shares of the Class A Common Stock and the Class B Common Stock, respectively, were each entitled to vote on the Restated Articles of Incorporation as a separate class. All 59,209,335 shares of Common Stock outstanding were entitled to vote on the Restated Articles of Incorporation and all amendments contained therein (and the holders of the shares of each of the Class A and Class B Common Stock were entitled to vote as separate classes thereon).

                                  SECTION FIVE

    Written consent to these Restated Articles of Incorporation and the amendments effected hereby has been given in accordance with the provisions of
Article 9.10A of the Act, and all such written notice as required by Article 9.10A of the Act has been given.

                                  SECTION SIX

    The Old Articles are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof as further amended as set forth:

                                  ARTICLE ONE

    The name of the Corporation is PRECEPT BUSINESS SERVICES, INC.

                                  ARTICLE TWO

    The period of its duration is perpetual.

                                 ARTICLE THREE

    The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

    Section 1. AUTHORIZED CAPITAL STOCK. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 113,500,000 shares, consisting of (a) 100,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), (b) 10,500,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and together with Class A Common Stock, "Common Stock"), and (c) 3,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

    The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of each class of the Corporation, respectively, entitled to vote thereon voting as a class. The Board of Directors shall have the authority to fix or alter the powers, designations, preferences and relative, participating, optional or other special rights of all classes of the capital stock of the corporation; provided, however, that in no case shall the powers, preferences and rights of the Class A Common Stock be greater than those provided herein. Except as otherwise required by law or expressly provided for herein, the rights, powers, and preferences of the shares of Common Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

    Section 2. COMMON STOCK. The relative rights, powers, preferences, qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock from and after the Effective Time shall be as follows:

        (a) VOTING RIGHTS. Each share of Class A Common Stock shall be entitled to one vote, and each share of Class B Common Stock shall be entitled to ten votes, on all matters submitted to a vote of the shareholders. Except as otherwise provided herein or by law or in any resolution or resolutions of the Board of Directors of the Corporation providing for the issuance of Preferred Stock, all actions submitted to a vote of the shareholders of the Corporation shall be voted on by the holders of the Class A Common Stock and Class B Common Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class.

        (b) CONVERSION. The Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible at any time, and from time to time, at the option of and without cost to the holder thereof, into one fully paid and nonassessable share of Class A Common Stock on and subject to the terms and conditions set forth herein; provided however, that for a period of one year from the Effective Time shares of Class B Common Stock may only be converted into Class A Common Stock 90 days after the delivery to the Corporation of a Conversion Notice (as hereinafter defined); and provided further, however, that shares of Class B Common Stock shall be automatically converted, without any action on the part of the holder thereof, into share of Class A Common Stock on the occurrence of the events described in subsection (c) of this Section 2.

        If any record owner of any shares of Class B Common Stock (a "Class B Holder") desires to convert any of such shares into shares of Class A Common Stock, such Class B Holder shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Common Stock and shall deliver a written notice ("Conversion Notice") of the election of such Class B holder to convert the shares represented by such certificate or any portion thereof as specified in the Conversion Notice. The Conversion Notice shall state the name or names (with addresses) in which the certificate or certificates representing shares of Class A Common Stock issuable on such conversion shall be registered. If so required by the Corporation, any certificate representing shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "conversion rate") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid (or if the date of such surrender and receipt falls within the period of one year from the Effective Time, then the conversion date shall be 90 days after the date of such surrender and receipt). The person or persons in whose name or names any certificate or certificates representing shares of Class A Common Stock issuable upon such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby on the conversion date.

        As promptly as practicable after the conversion date, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. Subject to the provisions of subsection (c) of this Section 2, in the event any certificate representing shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the

    Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted. The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

        Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and are payable to holders of record of shares of Class B Common Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Common Stock issued upon such conversion as may be declared and are payable to holders of record of shares of Class A Common Stock on or after such conversion date.

        In case of any consolidation or merger of the Corporation as a result of which the holders of Class A Common Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Class A Common Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, each holder of any share of Class B Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of cash, shares of stock, and other securities and properties as are receivable upon such consolidation, merger, sale or conveyance by each holder of one share of Class A Common Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

        Shares of Class B Common Stock converted into Class A Common Stock as provided in this subsection (b) shall be retired and shall resume the status of authorized but unissued shares of Class B Common Stock.

        Such number of shares of Class A Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock and for issuance upon exercise of options, if any.

        (c) RESTRICTIONS ON TRANSFER OF CLASS B COMMON STOCK. No Class B Holder may transfer, and the Corporation shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined).

        In the case of a Class B Holder who is a natural person and the beneficial owner of shares of Class B Common Stock proposed to be transferred, a Permitted Transferee consists only of:

           (i) such Class B Holder's spouse; provided, however, that upon divorce any Class B Common Stock held by such spouse shall immediately and automatically be converted into Class A Common Stock;

           (ii) any lineal descendant of any great-grandparent of such Class B Holder, including adopted children, and any such descendant's spouse (such descendants and their spouses, together with such Class B Holder's spouse, are referred to herein as "family members");

           (iii) the trustee or trustees of a trust (including a voting trust) for the sole benefit of such Class B Holder and/or any of such Class B Holder's family members, except that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's family members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the trust or the estates of one or more of such Class B Holder's family members payable by reason of the death of any such family members; provided, however, that if at any time such trust fails to meet the requirements of this subparagraph (iii), all shares of Class B Common Stock then held by such trustee or trustees shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock;

           (iv) any organization established by a Class B Holder or any of such Class B Holder's family members, contributions to which are deductible for federal income, estate, or gift tax purposes (a "charitable organization") and a majority of whose governing board at all times consists of such Class B Holder and/or one or more of the Permitted Transferees of such Class B Holder, or any successor to such charitable organization meeting the requirements of this subparagraph (iv); provided that, if there is any change in the composition of the governing board of such charitable organization that would cause such charitable organization no longer to qualify as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock then held by such charitable organization shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock; and

           (v) any partnership in which all of the partners are, and all of the partnership interests are owned by, such Class B Holder and/or any of such Class B Holder's family members, or any corporation wholly-owned by such Class B Holder and/or any of such Class B Holder's family members; provided that, if there is any change in the partners of or owners of partnership interests in such partnership or in the shareholders of such corporation that would cause such partnership or corporation no longer to qualify as a Permitted Transferee of such Class B Holder, any Class B Common Stock then held by such partnership or corporation shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

        In the case of a Class B Holder that is a partnership or a corporation and the beneficial owner of the shares of Class B Common Stock proposed to be transferred, a Permitted Transferee consists only of:

           (i) any partner of such partnership who was a partner thereof on the record date of the initial distribution of Class B Common Stock;

           (ii) any shareholder of such corporation who held any share thereof on the record date of the initial distribution of Class B Common Stock and who receives shares of Class B Common Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

           (iii) any person transferring shares of Class B Common Stock to such partnership or corporation after the record date of the initial distribution of Class B Common Stock; provided, however, that such transferor may not receive shares of Class B Common Stock in excess of the shares of Class B Common Stock transferred by the transferor to such partnership or corporation;

           (iv) any Permitted Transferee of any person meeting the requirements set forth in subparagraph (i), (ii) or (iii) of this paragraph, but not in excess of the number of shares such shareholder or person is entitled to receive pursuant to this paragraph; and

           (v) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock of the surviving corporation such surviving corporation would no longer qualify as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock then held by such surviving corporation shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

        In the case of a Class B Holder holding such shares of Class B Common Stock as trustee pursuant to a trust that is an irrevocable trust on the record date of the initial distribution of Class B Common Stock, a Permitted Transferee consists only of:

           (i) any successor trustee of such trust who meets the requirements set forth in subsection (ii) or (iii) of this paragraph;

           (ii) any person to whom or for whose benefit the principal or income may be distributed under the terms of such trust or any person to whom such trust may be obligated to make future transfers, provided such obligation exists prior to the date such trust becomes a holder of Class B Common Stock; and

           (iii) any family member of the creator of such trust.

        In the case of a Class B Holder holding such shares of Class B Common Stock as trustee pursuant to a trust that is any trust other than an irrevocable trust described in the immediately preceding paragraph on the date of the initial distribution of Class B Common Stock, a Permitted Transferee consists only of:

           (i) any successor trustee of such trust who meets the requirements set forth in subsection (ii) of this paragraph; and

           (ii) the person who established such trust and any Permitted Transferee of such person.

        In the case of a record (but not beneficial) owner of Class B Common Stock as nominee for the person who is the beneficial owner thereof on the record date of the initial distribution of Class B Common Stock, a Permitted Transferee consists only of such beneficial owner and any Permitted Transferee of such beneficial owner.

        Upon the death or permanent incapacity of any Class B Holder, such Class B Holder's Class B Common Stock shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

        Upon the expiration of 90 days after the death or permanent incapacity of Darwin Deason or upon the conversion by The Deason International Trust of all of the shares of Class B Common Stock beneficially owned by Mr. Deason into shares of Class A Common Stock, any and all shares of Class B Common Stock shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

        Shares of Class B Common Stock are freely transferrable among Permitted Transferees, but any other transfer of any share of Class B Common Stock will result in the automatic conversion of such share into Class A Common Stock.

        (d) DIVIDENDS AND LIQUIDATION RIGHTS. After dividends have been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to payment of such dividends, the holders of Common Stock shall be entitled to receive and to share equally in, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"), dividends per share, out of the funds legally available therefor, in such amounts as the Board of Directors may from time to time fix and determine, in its sole and absolute discretion. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after there have been paid or set apart for the holders of any series of Preferred Stock having a preference over the Common Stock with respect to distributions upon liquidation the full amount to which they are entitled, the holders of Common Stock are entitled to receive and to share equally in all assets of the Corporation available for distribution to shareholders.

        (e) OTHER RIGHTS. The holders of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, and all such additional shares of stock of any class, or bonds, debentures, or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Corporation on such terms and for such consideration, so far as may be permitted by law, and to such persons as the Board of Directors in its sole and absolute discretion may deem advisable.

    Section 3. PREFERRED STOCK. Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

        (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

        (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

        (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

        (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

        (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

        (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

        (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

        (h) the provisions, if any, of a sinking fund applicable to such series; and

        (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof.

                                  ARTICLE FIVE

    The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.

                                  ARTICLE SIX

    The street address of its initial Registered Office, and the name of its initial Registered Agent at this address are as follows:

CT Corporation System
                              350 North St. Paul, Suite 2900
                              Dallas, Texas 75201

                                 ARTICLE SEVEN

    The number of current Directors is seven (7). The names and addresses of the current Directors are:

    Darwin Deason
    1909 Woodall Rodgers Frwy., Suite 500
    Dallas, Texas 75201

    Douglas R. Deason
    1909 Woodall Rodgers Frwy., Suite 500
    Dallas, Texas 75201

    J. Livingston Kosberg
    1909 Woodall Rodgers Frwy., Suite 500
    Dallas, Texas 75201

    David L. Neely
    1909 Woodall Rodgers Frwy., Suite 500
    Dallas, Texas 75201

    Layne A. Deutscher
    1909 Woodall Rodgers Frwy., Suite 500
    Dallas, Texas 75201

    Sheldon I. Stein
    1909 Woodall Rodgers Frwy., Suite 500
    Dallas, Texas 75201

   William W. Solomon, Jr.
                           1909 Woodall Rodgers Frwy., Suite 500
                           Dallas, Texas 75201

                                 ARTICLE EIGHT

    The Board of Directors may make, amend, and repeal the Bylaws of the Corporation (the "Bylaws"). Any Bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such Bylaw so made or amended) or by the shareholders in the manner provided in the Bylaws of the Corporation. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13, 33 and 39 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. For the purposes of these Articles of Incorporation, "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Eight.

                                  ARTICLE NINE

    Subject to the rights of the holders of any series of Preferred Stock, special meetings of the shareholders of the Corporation may be called only by
(i) the Chairman of the Board of Directors (the "Chairman of the Board of Directors"), (ii) the President of the Corporation (the "President"), (iii) the Secretary of the Corporation (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies (the "Whole Board of Directors"), and (iv) as provided in Bylaw 3 by the holders of at least 50% of the Voting Stock, voting together as a single class.

    At any annual meeting or special meeting of shareholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in theses Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Nine.

                                  ARTICLE TEN

    Section 1. NUMBER, ELECTION, AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Corporation will not be less than three nor more than fifteen and will be fixed from time to time in the manner described in the Bylaws of the Corporation. The Directors will be divided into three classes designated as Class I, Class II, and Class III, each class to be as nearly equal in number as possible. Each Class of directors will stand for election for the following initial terms: Class I directors will be elected for a three-year term; Class II directors will be elected for a two-year term; and Class III directors will be elected for a one-year term. At each following annual shareholders' meeting, commencing with the 1999 annual shareholders' meeting, each of the successors to the directors of the Class whose term will expire at such annual meeting will be elected for a term running until the third annual meeting. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman of the Board of Directors, the President, or the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the shareholders at which Directors are to be elected.

    Section 2. NOMINATION OF DIRECTOR CANDIDATES. Advances notice of shareholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Corporation.

    Section 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. No decrease in the number of Directors constituting the Board of Directors may shorten the term of any incumbent Director.

    Section 4. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the shareholders in the manner provided int this Section 4. At any annual meeting or special meeting of the shareholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, may remove such Director or Directors with or without cause.

    Section 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Ten.

                                 ARTICLE ELEVEN

    No shareholder of the Corporation or other person shall have a preemptive right to acquire shares of the Corporation.

                                 ARTICLE TWELVE

    Cumulative voting shall not be permitted.

                                ARTICLE THIRTEEN

    No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the Corporation, except that this Article Thirteen does not eliminate or limit the liability of a director of the Corporation for:

        1. a breach of such director's duty of loyalty to the Corporation or its shareholders;

        2. an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

        3. a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office;

        4. an act or omission for which the liability of such director is expressly provided by statute; or

        5. an act related to an unlawful stock repurchase or payment of a dividend.

                                ARTICLE FOURTEEN

    Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. The right to indemnification under this Article Fourteen shall be a contract right. In the event of the death of any person having a right of indemnification under this Article Fourteen, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article Fourteen will not be exclusive of any other right which any person may have or hereinafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

                                ARTICLE FIFTEEN

    Any action required or permitted to be taken at any meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                ARTICLE SIXTEEN

    Any action that under the provisions of the Act would, but for this Article Sixteen, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will instead require the approval of the holders of shares representing a majority of the votes entitled to be cast thereon. In addition, any action that under the provisions of the Act would, but for this Article Sixteen, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of any class or series of shares of the Corporation voting separately as a class or series, will instead require the approval of the holders of shares representing a majority of the shares of such class or series entitled to vote thereon.

DATED: November 11, 1998.

                                          PRECEPT BUSINESS SERVICES, INC.

                                          --------------------------------------
                                          David L. Neely
                                          CHIEF EXECUTIVE OFFICER

                                                 PRECEPT BUSINESS SERVICES, INC.
                                       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 11, 1998
     The undersigned hereby appoints David L. Neely and Douglas R. Deason, jointly and severally, proxies, with full power of
P    substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to
R    vote at the 1998 Annual Meeting of Shareholders of Precept Business Services, Inc. (the "Company") to be held on
O    Wednesday, November 11, 1998, at CityPlace, 2711 North Haskell Avenue, Dallas, Texas 75204, at 10:00 a.m., or at any
X    adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the
Y
     Notice of the aforesaid Annual Meeting.
     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, AND IN     / / change of address
     THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE
     VOTED (i) FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, (ii) FOR THE     (USE ONLY FOR CHANGE OF
     AMENDMENT OF THE ARTICLES TO EFFECT A ONE-FOR-SEVEN REVERSE STOCK SPLIT OF      ADDRESS)
     THE COMPANY'S COMMON STOCK, (iii) FOR THE AMENDMENT OF THE COMPANY'S            ----------------------------------------
     ARTICLES TO PROVIDE THAT ANY ACTION WHICH WOULD OTHERWISE REQUIRE THE           ----------------------------------------
     AFFIRMATIVE VOTE OF THE HOLDERS OF ANY PORTION OF THE SHARES OF THE COMPANY     ----------------------------------------
     SPECIFIED BY THE TEXAS BUSINESS CORPORATION ACT, WILL INSTEAD REQUIRE THE       (if you have written in the above space,
     APPROVAL OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTES          please mark the corresponding box above)
     ENTITLED TO BE CAST THEREON, (iv) FOR THE RATIFICATION OF THE SELECTION OF
     ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
     ENDING JUNE 30, 1999 AND (v) IN THE DISCRETION OF THE PROXYHOLDERS ON ANY
     OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY
     ADJOURNMENTS THEREOF.

  1.   Election as Directors of the three nominees listed below (except as indicated to the contrary below):
       INSTRUCTION: To withhold authority to vote for any individual nominee, check the withhold box and write the nominee's name on the space provided opposite his name.
       / / FOR all nominees listed below  / / WITHHOLD AUTHORITY to vote on one or more nominees listed below, but vote FOR the remaining nominees
       J. Livingston Kosberg              ------------------------------
       William W. Solomon, Jr.            ------------------------------
       Sheldon I. Stein                   ------------------------------

                  (Continued and to be signed on reverse side)

2.   Amendment of the Articles to effect a one-for-seven reverse stock split of the Company's      FOR    AGAINST  ABSTAIN
     Common Stock (both Class A and Class B).                                                      / /      / /      / /

3.   Amendment of the Company's Articles to provide that any action which would otherwise          FOR    AGAINST  ABSTAIN
     require the affirmative vote of the holders of any portion of the shares of the Company       / /      / /      / /
     specified by the Texas Business Corporation Act, will instead require the approval of the holders of shares representing a majority of the votes entitled to be cast thereon.

4.   Ratification of the selection of Ernst & Young LLP as the Company's independent auditors      FOR    AGAINST  ABSTAIN
     for the fiscal year ending June 30, 1999.                                                     / /      / /      / /

5.   With discretionary authority as to such other matters as may properly come before the
     Annual Meeting.


                                                                                        __________________________________
                                                                                        Dated
                                                                                        __________________________________
                                                                                        Signature
                                                                                        __________________________________
                                                                                        Signature (if held jointly)

                                                                                        NOTE: Please sign exactly as name
                                                                                        appears hereon. Joint owners
                                                                                        should each sign. When signing as
                                                                                        attorney, executor, administrator,
                                                                                        trustee or guardian, please give
                                                                                        full title as such.